EMPLOYMENT AGREEMENT ENTERED INTO AT MONTREAL ON SEPTEMBER 19TH, 2012

BETWEEN: GMS CAPITAL CORP., having its head office at 3055 L’Assomption Blvd., Montreal, Province of Quebec, H1N 2H1, Canada , represented  by Mr. Stéphane Solis, Chairman of Board of Directors, duly authorized for the purposes hereof as he so declares;

                              (Hereinafter referred to as "GMS" and/or the ‘’Company’’)

AND: Philip Lamb, domiciled and residing at Suite 107, 515 Rosewell Avenue, Toronto, province of Ontario, M4R 2J3, Canada;

                              (Hereinafter referred to as the "Employee")

WHEREAS GMS and the Employee wish to enter into an employment agreement according to the terms and conditions provided hereinafter;

WHEREAS GMS wishes to protect its legitimate business interest;

WHEREAS GMS has the rights to an exclusive worldwide license to distribute, market and sell the Nacara brand cosmetic products, excluding the territories of Finland, Russia and Sweden;

WHEREAS GMS wishes to expand the distribution and selling of its products worldwide;

WHEREAS as an essential condition of this Employment Agreement, the Parties wish to agree on confidentiality, non-competition and non-solicitation covenants in order to protect the legitimate business interest of GMS.

THE PARTIES AGREE AS FOLLOWS:

The preamble forms part of the Agreement.

1.    FUNCTIONS

      1.1   The Employee shall act as President & Chief Executive Officer and member of the Board of Directors of GMS.  The Employee shall report directly to the Board of Directors of the Company.

      1.2   GMS shall retain the services of the Employee as of September 19th, 2012.

2.    TERM OF EMPLOYMENT

      2.1   The Employee’s employment shall begin on September 19th, 2012 and continue for a period of three (3) years and three (3) months, ending on December 31, 2015.

Thereafter, the terms of employment will renew automatically for one (1) year as defined under clause 8.1 provided however that compensation and benefits will be reviewed at the time of renewal.

3.    EMPLOYEE RESPONSIBILITIES

      3.1   The Employee shall oversee all operations of GMS to ensure that the Company attains goals and objectives as determined by the Board of Directors going forward.  The Employee will devote most his working time to the day-to-day management of the Company, strategic planning, business development, financing, mergers & acquisitions and talent management.  The Employee shall work effectively with all employees and stakeholders of GMS.

      3.2   The Employee shall diligently, faithfully and honestly serve GMS during the term of his employment, and shall use his best efforts to promote the interests of GMS and of all stakeholders of the Company.

      3.3   The Employee shall devote all his time and attention to carry out his duties and shall not engage in conduct which would constitute a conflict of interest with GMS.  The Employee shall not act as a Director or on the advisory committee of other corporations without the prior written authorization of GMS other than the Employee’s existing corporate interests which he has already declared. GMS shall not unduly withhold such authorization.

     3.4   The Employee may work remotely from time to time and the expectation is that he will work 4 days per week in Montreal and 1 day per week remotely and up to 1 week per month remotely unless travelling on business for GMS or its related companies.

4.    COMPENSATION, BENEFITS AND VACATION

      4.1   Base Salary: Throughout the term of the Employment Agreement, GMS shall pay the Employee a base salary equal to two hundred and fifty thousand dollars ($250,000.00) per year, less all applicable deductions. The base salary shall be paid out bi-weekly in accordance with the policies of GMS as to payment of salaries to its employees.

     4.2

Stock Option: Throughout the term of the Employment Agreement, the Employee shall be awarded options to purchase a total two hundred seventy thousand (270,000) shares (pre-split 1:12) of Common stock in the share capital of GMS, a Florida corporation, the whole in accordance with the terms and conditions of the Stock Option Plan to be adopted by the Company forthwith after the commencement of the term of this agreement.

The option will be awarded and will vest as follows:

Date of Award	Date of Vesting	Options to Acquire	Exercise Price
September 30, 2012	December 31, 2012	30,000 shares	$8.50 per share
December 31, 2012	December 31, 2013	80,000 shares	Average stock price from October 1st, 2012 and December 31st, 2012, less a 15% discount.
December 31, 2013	December 31, 2014	80,000 shares	Average stock price from October 1st, 2013 and December 31st, 2013, less a 15% discount.
December 31, 2014	December 31, 2015	80,000 shares	Average stock price from October 1st, 2014 and December 31st, 2014, less a 15% discount.

In case of termination Without Serious Reason, as Without Serious Reason is defined in paragraph 8.2, the Employee will be entitled to exercise the options that are vested at the date of termination and the options that would have vested within twelve (12) months of the said termination, within ninety (90) days of said date of termination. In no event may the vested options be exercised later than two (2) years after the vesting period.  In case of a Termination for Other Reason as that term is defined in paragraph 8.5, the Employee will be entitled to exercise the options that are vested at the date of termination within ninety (90) days of said date of termination.

    4.3

Bonus:  The Employee shall benefit from a yearly bonus as set forth in Schedule B. At the sole discretion of GMS, the Company may elect to pay up to fifty percent (50%) of the yearly bonus the Employee may be entitled to in Common stock of GMS. In such case, the share price of the Common stock GMS will be average share price of GMS during the preceding ninety (90) days prior to the end of the Reference Period, less a discount of fifteen percent (15%).

    4.4

Housing and Car:  GMS shall reimburse up to three thousand dollars ($3,000) per month against the following eligible expenses:  the use of an apartment in Montreal,  and all related housing costs notably, insurance, maintenance and furniture and the use of a car including insurance, lease or financing, licensing, maintenance and normal usage of the car.

    4.5

Air Fare: GMS shall reimburse the Employee for the costs of a two (2) round-trip air plane ticket (Toronto-Montreal) in economy class per month.

    4.6

Expenses:  GMS agrees to reimburse the Employee for the eligible expenses incurred in the execution of his functions, upon presentation of an expense report, in accordance with GMS policies, which may be modified from time to time by GMS at its absolute discretion but such changes will not have retroactive effect. Proper expenses incurred by the Employee in the period leading up to the commencement of his employment are also eligible for reimbursement.

    4.7

Benefits:  The Employee shall participate in the group insurance plan offered to GMS employees, when such a plan is put in place.  GMS reserves the right to modify the group insurance plan at any time, at its absolute discretion.

    4.8

Vacations: The Employee shall be entitled to four (4) weeks of paid vacation on a yearly basis.  Vacations will be taken at times mutually agreed upon between the Employee and GMS.

   4.9 Urgent Personal Leave: The Employee shall be entitled to up to 5 days of paid leave on a yearly basis due to family emergency or other urgent personal matters.

   4.10 Indemnity and Directors’ and Officers’ Insurance:  GMS will provide a suitable Directors’ and Officers’ insurance policy within 60 days of the commencement of the Employee’s employment to be arranged by the Employee within that timeframe.  GMS hereby indemnifies and holds harmless the Employee and his or her heirs and legal representatives against all costs, charges and expenses, including any amount paid to settle an action or satisfy a judgment or pay a fine, reasonably incurred by him in respect of any civil, criminal or administrative proceeding to which he is made a party by reason of having been a director or officer of GMS or a related corporation whether before or after he ceased to be a director or officer provided he acted honestly and in good faith and that he had reasonable grounds for believing that his conduct was lawful.

5.    CONFIDENTIAL INFORMATION

      5.1   Access to information:  As part of his functions with GMS or any current  or future  subsidiary  or  affiliated  company  of  GMS (individually a "Subsidiary" or  collectively  the  "Subsidiaries"), the Employee shall have access to information  concerning the business of GMS, its clients or its supplier and its subsidiaries.

      5.2   Confidential information:  Information that can reasonably be considered confidential and/or proprietary to GMS, its clients or its subsidiaries and namely, without limiting the general scope of the foregoing, any information concerning the affairs of GMS, its clients or its subsidiaries, including bids, financial information, methods, processes, software, names, clients’ skills and requirements, suppliers, list of employees and distributors, ideas, concepts, projects, discoveries, inventions (patentable or not), know-how as well as other technical and business knowledge, regardless of their form or the media (if applicable) on which they may be presented, including all sketches, lists, reports, models, prototypes, disks, diskettes, tapes or other documents or similar objects, constitutes confidential information under the present agreement and is the property of GMS, its clients and its subsidiaries, whether or not such information has been declared confidential.

      5.3   Confidentiality: The Employee agrees, for the entire duration of the present agreement and after the termination of it, to maintain the confidentiality of the confidential information as defined in Paragraph 5.2 and not to disclose, directly or indirectly, any part of it to anyone or to use it in any manner unless the information falls within the exceptions set out in 5.7 below.

      5.4   Photocopies or other reproductions:  At the request of GMS, the Employee shall immediately hand over any documents in his possession or under his control that contain confidential information, as well as reproductions thereof.

      5.5   Policies:  The Employee  agrees to respect all policies  that may be implemented  by  GMS  or its  subsidiaries  from  time  to  time regarding confidential information,  the confidential information of any GMS  client,  as well as any  commitments  to which they are privy and that bind GMS with any of its clients.

      5.6   Use of information:  The Employee agrees not to take or keep, at the end of his employment, any document or any reproduction of confidential information or any other physical property belonging to GMS, its clients or the companies associated with it.

      5.7   Exceptions:  GMS recognizes that the Employee shall not be in default of his commitments under this agreement if the Employee discloses or uses information:

            5.7.1 That, not being the fault of the Employee or any other person under the terms of their commitments to GMS or GMS clients, is in the public domain or becomes so;

            5.7.2 That, in accordance with the law, must be disclosed;

            5.7.3 That the Employee must necessarily disclose in exercising her functions with GMS, GMS clients or the companies associated with it;

5.7.4 That includes the general skills and experience of the Employee which he had prior to commencing his employment with GMS; or

5.7.5 That is information generally known within the industry in which GMS operates.

6.    LOYALTY AND NON-COMPETITION

      6.1   Loyalty:  The Employee agrees during her employment and after the termination of it, not to act in a manner that is deliberately designed to cause damage to GMS, its subsidiaries, or their clients, including, without limiting the general scope of the foregoing, not negatively impacting  or attempting to negatively impact the relations of GMS, its subsidiaries with their employees, distributors, suppliers, representatives, clients or other parties with which GMS, or its subsidiaries, do business; furthermore, the Employee shall not accept any gifts, commissions or earnings from persons doing business with GMS, its subsidiaries, their clients or companies related thereto.

      6.2   Non-competition: The Employee agrees, for the entire duration of his active employment and for a period of one (1) year following the end of his active employment, not to do the following, either directly or indirectly:

            6.2.1 The Employee will not enter into the employment of any other person, partnership, or corporation or provide services to any such person which is in direct competition with the Products (as hereinafter defined) of GMS and its subsidiaries and Employee shall not engage directly or indirectly in such competitive business or enterprise, financially, or as an advisor, consultant, owner or agent or in any other relation or capacity whatsoever in North America, Europe, Asia and Africa;

For the purpose of this agreement, "Products" shall mean all cosmetic and beauty products and all other derivative products marketed under the Nacara brand or any other brand the Company may introduce and/or acquire during the Employee’s employment.

            6.2.2 Solicit clients of GMS and its subsidiaries in order to sell them products or services that are in competition with the Products of GMS and its subsidiaries;

            6.2.3 Employ or solicit to employ or poach any employee or consultant of GMS or its subsidiaries excluding employees or consultants which the Employee had relations with prior to the execution of this Agreement.

In the event that the employment of the Employee ends for any reason whatsoever within six (6) months of the commencement date then the restriction in 6.2.1 will not apply after termination. In the event that the employment of the Employee is unilaterally terminated by GMS without serious reason and the compensation mentioned in sub-section 8.3 is not paid by GMS in accordance with the said section 8.3, the provisions of the section 6.2.1 shall not apply. The Employee will retain all rights to enforce the obligations of GMS to comply with payment as required by section 8.3.

      6.3   Reasonableness:  The Employee expressly declares and recognizes that the restrictions stipulated in paragraphs 6.1 and 6.2 are reasonable and valid in terms of their duration, the activities and persons targeted, that they are essential in order to allow GMS and its subsidiaries to adequately protect their position in the market in which they do business, operate and pursue activities, that they represent the agreement concluded between GMS and the Employee and, consequently, dispense GMS and its subsidiaries from having to establish their validity.

7.    PENALTIES AND EXTENT OF RESTRICTIONS

      7.1   Failure to respect commitments:  The Employee recognizes that his failure to respect his commitments and obligations mentioned in sections 6 or 7 would cause irreparable damage to GMS and that GMS and its subsidiaries shall have the right to resort to legal action to obtain an injunction or damages or any other recourse in response to such a violation or threat of violation.

      7.2   Extent of restrictions:  The parties recognize that if the extent of any restriction contained in sections 5 or 6 is deemed unreasonable to allow for full applicability, such restriction shall then be applicable to the maximum extent permitted by the laws of Quebec.

8.    TERMINATION

      8.1   Term and Renewal: This agreement shall be renewed automatically for succeeding terms of one (1) year unless GMS gives notice to Employee in writing, at least one hundred and twenty (120) days prior to the expiration of this agreement or of any term of renewal, of its intention not to renew.

In the event that GMS provides the Employee with the 120 day notice hereinabove mentioned, the agreement will automatically terminate at the expiration of the Agreement, without further notice or indemnity in lieu of notice.

      8.2   Termination of Employment for Serious Reason: GMS may terminate this Agreement for Serious Reason in writing at any time and without notice period or compensation of any kind whatsoever other than earned but unpaid salary, vacation pay and reimbursement of proper expenses to the date of termination.  The employment of the Employee under the present agreement may be terminated or end earlier, and shall in fact be automatically terminated without notice in the following cases, which shall constitute Serious Reason:

            8.2.1 The Employee seriously neglects his obligations under the present agreement upon written notice and failure of the Employee to remedy the complaint within 30 days of receipt of the written notice; or

            8.2.2 The Employee commits an act of theft, fraud or embezzlement against GMS or any other material acts of dishonesty; or

            8.2.3 Any serious reasons within the meaning of section 2094 of the Civil Code of Quebec.

      8.3   Termination of the Employee without Serious Reason:  Due to the nature of GMS's competitive business environment, the fact that its business is knowledge driven and because of the Employee's executive position, GMS may, in its sole and absolute discretion, at any time, without being obliged to demonstrate cause or Serious Reason, terminate the Employee's employment upon the payment of earned but unpaid salary, vacation pay and reimbursement of proper expenses to the date of termination, compensation in lieu of notice equal to the Employee's salary, bonus and benefits that would have been payable by GMS under sub-section  4.1 of this agreement for the one (1) year following  termination, as well as the bonus payment under Schedule "B" prorated to the period during which the Employee was in the employ of GMS for the then current bonus period calculated based on the greater of an average of the bonus earned in last two completed years or the last  year prior to termination.   The bonus component of the compensation in lieu of notice for the one (1) year following termination will also be calculated based on the greater of an average of the bonus earned in last two completed years or the last year prior to termination.  Such compensation and bonus payment shall be paid, at the sole discretion of GMS, in a lump sum or in three (3) equal monthly installments, less applicable deductions.

If the Employee was terminated without Serious Reason within the first six (6) months of employment, the Employee will be entitled to a severance payment equal to his monthly salary multiply by the number of months the Employee was employed by GMS, plus all earned but unpaid salary, vacation pay and reimbursement of proper expenses to the date of termination. Such severance payment and other payment shall then be paid in one (1) installment, less applicable deductions.

      8.4   Termination by the Employee:  The employment of the Employee under this Agreement shall terminate upon receipt by GMS of a three (3) months prior written notice of resignation signed by the Employee. In such event, the Employee shall receive no further payment after the expiry of this resignation notice.

    8.5 Termination for Other Reason: The employment of the Employee may be terminated for other reasons as follows:

            8.5.1 At the expiration of the Agreement given that GMS has provided the notice set forth in sub-section 8.1;

            8.5.2 The Parties agree in writing to terminate this Agreement.

8.6 Change of Control: A Change of Control of GMS shall occur if the ownership of more than 50% of the transferable beneficial interest in GMS changes hand in one or a series of related transactions.

If a Change of Control of GMS occurs during the Employee’s employment then all unvested stock options previously awarded to the Employee will immediately vest upon the Change of Control.  In addition, the Employee may give notice of resignation within four (4) months following the Change of Control and in those circumstances he will be entitled to receive all of the compensation payable in the case of a Termination Other than for Serious Reason.

8.6.1 A Change of Control excludes changes that may occur if and when the Cancellation Agreement and the Stock Purchase Agreement dated March 23rd, 2012 as filed with the Securities Exchange Commission are executed.

9.   RECOURSE AND ENFORCEABILITY

      9.1 Recourse:  The Employee recognizes that the beneficiaries of their obligations under the terms of the present agreement could suffer serious and irreparable damage due to the breach of the commitments stipulated in the present agreement, harm that damages would be unable to compensate.  The Employee expressly agrees that in the event that the above-mentioned commitments are breached, GMS and any other beneficiary of the present commitments may resort to injunctions or other remedial action permitted by a competent court to have the provisions of the present agreement executed without harming the exercising of all other available recourse, including but without limiting the general scope of the foregoing, recourse to damages.

10.   NOTICES

      10.1 Any notice, request or other communication required pursuant to this Agreement shall be in writing and shall be delivered in person, or sent by mail, registered mail, if the postal service is in operation throughout Canada, or by fax to the following address:

         GMS Capital Corp.

                      3055 L’Assomption Blvd.

         Montreal, Qc., H1N 2H1

                      To the attention of the Chairman of the Board of Directors

                      Email: chairman@nacara.com

Such notice shall be deemed as having been received the business day immediately following the delivery or transmission by fax or in person. If it is sent by mail, it shall be deemed as having been received the third (3rd) business day after the date it was mailed.  However, if after having mailed the notice, the postal service is stopped for whatever reason, it shall be delivered in person or emailed.  A Party may, from time to time, change his mailing address by notifying the other Parties.

11.   FURTHER DOCUMENTATION

      11.1 The parties hereto and each of them hereby consents and agrees to do such things, attend such meetings, and to execute such further documents and assurances  as may be deemed necessary or advisable from time to time in order to carry out the terms and conditions of this Agreement in accordance with its true intent.

12.   WAIVERS

      12.1 No waiver of any of the provisions of this Agreement shall be deemed to constitute a waiver of any other provision (whether or not similar); nor shall such waiver be binding unless executed in writing by the party to be bound by the waiver.

      12.2 No waiver shall be deemed a continuing waiver or waiver in respect of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

13.   HEADINGS

      13.1 The insertion of headings and the division of this Agreement into sections and subsections is for convenience of reference only and shall not affect the interpretation hereof.

14.   MISCELLANEOUS

      14.1 Currency:  Amounts to be advanced paid or calculated under this Agreement are to be advanced, paid or calculated in Canadian dollars.

      14.2 Enforceability:  Any decision by a court to the effect that one of the provisions in the present agreement is null or non enforceable shall in no way affect the validity or the enforceability of the other provisions in the present agreement.

      14.3 Applicable laws:  The present agreement is interpreted under and governed by the applicable laws of Quebec and the applicable laws of Canada. The Superior court of the province of Quebec, district of Montreal shall have jurisdiction.

      14.4 Legal advice:  The Employee declares that he has had the opportunity to seek independent legal advice with respect to the present agreement and fully understands it.

15.   FRENCH LANGUAGE

      15.1 The parties have expressly agreed that this agreement as well as any related documents be drafted in English.  Les parties reconnaissent avoir expressément exigé la  rédaction en anglais de la présente convention, ainsi que tout document exécuté à la suite ou relativement à la présente convention.

IN WITNESS WHEREOF, the parties signed the present service agreement in Montreal on this 19th of September, 2012.

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By: PHILIP LAMB                                                     Stéphane Solis, Chairman

I am authorized to sign on behalf of GMS

SCHEDULE B

BONUS

The yearly Reference Period and Salary for the calculation of the Bonus shall be as per  section  4.1, except for the period from September 30, 2012 to December 31, 2012, which shall be interpreted as a full 12 months Reference Period corresponding to the fiscal year of GMS.

The Employee shall be eligible for an annual bonus targeted at 300% of the base salary of the Employee payable for the Reference Period.  At the sole discretion of GMS, the Company may elect to pay up to fifty percent (50%) of the yearly bonus the Employee may be entitled to in Common stock of GMS. In such case, the share price of the Common stock GMS will be average share price of GMS during the preceding ninety (90) days prior to the end of the Reference Period, less a discount of fifteen percent (15%). The bonus is payable at the latest ninety (90) days following the end of the Reference Period.

a) For the first Reference Period, namely from October 1, 2012 to December 31, 2012, the target of 300% shall be distributed as outlined below.

•

A target of 50% of base salary for the quarter shall be based on GMS attaining target revenue of US$2 million for the last quarter of Fiscal 2012, excluding acquisitions. The 50% shall be earned if GMS attains revenue of US$2 million for the last quarter of Fiscal 2012, and the amount earned shall increase linearly by 10% for each tranche of US$250,000 in additional revenue achieved by the Company over the targeted revenue of US$2 million for the last quarter of Fiscal 2012, excluding acquisitions.

•

A target of 50% of base salary for the quarter shall be based on GMS attaining target EBITDA of US$300,000 for the last quarter of Fiscal 2012, excluding acquisitions. The 50% shall be earned if GMS attains EBITDA of US$300,000, and the amount earned shall increase linearly by 5% for each tranche of US$40,000 in additional EBITDA achieved by the Company over the targeted EBITDA of US$300,000 million for the last quarter of Fiscal 2012, excluding acquisitions.

•

A target of 50% of base salary shall be based on the closing of equity investments of a minimum of US$3 million by Employee in Fiscal 2012. The 50% shall be earned if the Employee closes on equity investments of minimum of US$3 million in Fiscal 2012, and the amount earned shall increase linearly by 5% for each tranche of US$500,000 in additional equity investments the Employee is responsible for in Fiscal 2012. For purpose of calculation, the equity investment shall be investment in common stock of the Company sold by the treasury at no more than a discount of 15% to the average trading price of GMS for the month preceding the investment.

•

A target of 50% of base salary for the quarter shall be based on acquisitions adding a minimum of US$4 million in yearly revenue to the target revenue of US$6 million for Fiscal 2012 and that such acquisitions are accretive to earnings. The 50% shall be earned if the Employee is responsible for acquisitions adding a minimum of US$4 million in yearly revenue to the target revenue of US$6 million for Fiscal 2012 and that such acquisitions are accretive to earnings, and the amount earned shall increase linearly by 5% for each tranche of US$2 million in increased revenue on a yearly basis.

•

A target of 50% of base salary shall be based on the stock of GMS, currently trading on the OTCBB market in the U.S., maintaining an average monthly volume of 100,000 shares (pre-split 1:12) traded for the period from October 1, 2012 to December 31, 2012, subject to the stock price GMS offering a return at least 5% over the return offered by the Russell 2000 during the same period. The 50% shall be earned if the Employee participates and promotes activities to maintain an average monthly volume of 100,000 shares (pre-split 1:12) traded for the period from October1, 2012 to December 31, 2012, and the amount earned shall increase linearly by 10% for each tranche of 25,000 shares (pre-split 1:12) traded, subject to the stock price GMS offering a return at least 5% over the return offered by the Russell 2000 during the period.

•

At the sole discretion of the Board of Directors, the Employee may be eligible to a bonus of up to 50% of base salary based on his overall performance in Fiscal 2012.

b) For the second Reference Period, namely January 1, 2013 to December 31, 2013, the target of 300% shall be distributed as outlined below.

•

A target of 50% of base salary shall be based on GMS attaining target revenue of US$15 million in Fiscal 2013, adjusted for the one time impact of prior acquisitions. The 50% shall be earned if GMS attains revenue of US$15 million in Fiscal 2013 adjusted for prior acquisitions, and the amount earned shall increase linearly by 10% for each tranche of US$3 million in additional revenue achieved by the Company over the targeted revenue of US$15 million for Fiscal 2013 adjusted for acquisitions.

•

A target of 50% of base salary shall be based on GMS attaining target EBITDA of US$2.6 million in Fiscal 2013, adjusted for the one time impact of prior acquisitions. The 50% shall be earned if GMS attains EBITDA of US$2.6 million, and the amount earned shall increase linearly by 10% for each tranche of US$300,000 in additional EBITDA achieved by the Company over the targeted EBITDA of US$2.6 million for Fiscal 2013 adjusted for acquisitions.

•

A target of 50% of base salary shall be based on the closing of equity investments of a minimum of US$3 million by Employee in Fiscal 2013. The 50% shall be earned if the Employee closes on equity investments of minimum of US$3 million in Fiscal 2013, and the amount earned shall increase linearly by 5% for each tranche of US$500,000 in additional equity investments the Employee is responsible for in Fiscal 2013. For purpose of calculation, the equity investment shall be investment in common stock of the Company sold by the treasury at no more than a discount of 15% to the average trading price of GMS for the month preceding the investment.

•

A target of 50% of base salary shall be based on acquisitions adding a minimum of US$8 million in yearly revenue to the target revenue of US$15 million for Fiscal 2013 before prior acquisitions and that such acquisitions are accretive to earnings. The 50% shall be earned if the Employee is responsible for acquisitions adding a minimum of US$8 million in yearly revenue to the target revenue of US$15 million for Fiscal 2013 before prior acquisitions and that such acquisitions are accretive to earnings, and the amount earned shall increase linearly by 5% for each tranche of US$4 million in increased revenue on a yearly basis.

•

A target of 50% of base salary shall be based on the stock of GMS, currently trading on the OTCBB market in the U.S., maintaining an average monthly volume of 125,000 shares (pre-split 1:12) traded in Fiscal 2013, subject to the stock price GMS offering a return at least 5% over the return offered by the Russell 2000 in Fiscal 2013. The 50% shall be earned if the Employee participates and promotes activities to maintain an average monthly volume of 125,000 shares (pre-split 1:12) traded in Fiscal 2013, and the amount earned shall increase linearly by 10% for each tranche of 25,000 shares (pre-split 1:12) traded in Fiscal 2013, subject to the stock price GMS offering a return at least 5% over the return offered by the Russell 2000 in Fiscal 2013.

•

At the sole discretion of the Board of Directors, the Employee may be eligible to a bonus of up to 50% of base salary based on his overall performance in Fiscal 2013.

c) For the third Reference Period, namely January 1, 2014 to December 31, 2014, the target of 300% shall be distributed as outlined below.

•

A target of 60% of base salary shall be based on GMS attaining target revenue of US$25 million in Fiscal 2014, all adjusted for the one time impact of prior acquisitions. The 60% shall be earned if GMS attains revenue of US$25 million in Fiscal 2014 adjusted for prior acquisitions, and the amount earned shall increase linearly by 10% for each tranche of US$5 million in additional revenue achieved by the Company over the targeted revenue of US$25 million for Fiscal 2014 adjusted for acquisitions.

•

A target of 60% of base salary shall be based on GMS attaining target EBITDA of US$4.2 million in Fiscal 2014, all adjusted for the one time impact of prior acquisitions. The 60% shall be earned if GMS attains EBITDA of US$4.2million, and the amount earned shall increase linearly by 10% for each tranche of US$450,000 in additional EBITDA achieved by the Company over the targeted EBITDA of US$4.2 million for Fiscal 2014 adjusted for acquisitions.

•

A target of 60% of base salary shall be based on acquisitions adding a minimum of US$12 million in yearly revenue to the target revenue of US$25 million for Fiscal 2014 before prior acquisitions and that such acquisitions are accretive to earnings. The 60% shall be earned if the Employee is responsible for acquisitions adding a minimum of US$12 million in yearly revenue to the target revenue of US$25 million for Fiscal 2014 before prior acquisitions and that such acquisitions are accretive to earnings, and the amount earned shall increase linearly by 5% for each tranche of US$6 million in increased revenue on a yearly basis.

•

A target of 60% of base salary shall be based on the stock of GMS, currently trading on the OTCBB market in the U.S., maintaining an average monthly volume of 150,000 shares (pre-split 1:12) traded in Fiscal 2014 subject to the stock price GMS offering a return at least 5% over the return offered by the Russell 2000 in Fiscal 2014. The 60% shall be earned if the Employee participates and promotes activities to maintain an average monthly volume of 150,000 shares (pre-split 1:12) traded in Fiscal 2014, and the amount earned shall increase linearly by 10% for each tranche of 25,000 shares (pre-split 1:12) traded in Fiscal 2014, subject to the stock price GMS offering a return at least 5% over the return offered by the Russell 2000 in Fiscal 2014.

•

At the sole discretion of the Board of Directors, the Employee may be eligible to a bonus of up to 60% of base salary based on his overall performance in Fiscal 2014.

d) For the fourth Reference Period, namely January 1, 2015 to December 31, 2015 the target of 300% shall be distributed as outlined below.

•

A target of 60% of base salary shall be based on GMS attaining target revenue of US$50 million in Fiscal 2015, all adjusted for the one time impact of prior acquisitions. The 60% shall be earned if GMS attains revenue of US$50 million in Fiscal 2015 adjusted for prior acquisitions, and the amount earned shall increase linearly by 10% for each tranche of US$7.5 million in additional revenue achieved by the Company over the targeted revenue of US$50 million for Fiscal 2015 adjusted for acquisitions.

•

A target of 60% of base salary shall be based on GMS attaining target EBITDA of US$8.5 million in Fiscal 2015, all adjusted for the one time impact of prior acquisitions. The 60% shall be earned if GMS attains EBITDA of US$8.5 million, and the amount earned shall increase linearly by 10% for each tranche of US$850,000 in additional EBITDA achieved by the Company over the targeted EBITDA of US$8.5 million for Fiscal 2015 adjusted for acquisitions.

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A target of 60% of base salary shall be based on acquisitions adding a minimum of US$16 million in yearly revenue to the target revenue of US$50 million for Fiscal 2015 before prior acquisitions and that such acquisitions are accretive to earnings. The 60% shall be earned if the Employee is responsible for acquisitions adding a minimum of US$16 million in yearly revenue to the target revenue of US$50 million for Fiscal 2015 before prior acquisitions and that such acquisitions are accretive to earnings, and the amount earned shall increase linearly by 5% for each tranche of US$8 million in increased revenue on a yearly basis.

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A target of 60% of base salary shall be based on the stock of GMS, currently trading on the OTCBB market in the U.S., maintaining an average monthly volume of 175,000 shares (pre-split 1:12) traded in Fiscal 2015 subject to the stock price GMS offering a return at least 5% over the return offered by the Russell 2000 in Fiscal 2015. The 60% shall be earned if the Employee participates and promotes activities to maintain an average monthly volume of 175,000 shares (pre-split 1:12) traded in Fiscal 2015, and the amount earned shall increase linearly by 10% for each tranche of 25,000 shares (pre-split 1:12) traded in Fiscal 2015, subject to the stock price GMS offering a return at least 5% over the return offered by the Russell 2000 in Fiscal 2015.

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At the sole discretion of the Board of Directors, the Employee may be eligible to a bonus of up to 60% of base salary based on his overall performance in Fiscal 2015.